Ex 99.A1
AMENDMENT NO. 6
TO
STANDARD TERMS AND CONDITIONS OF TRUST
DATED AS OF APRIL 1, 1995
AND
EFFECTIVE APRIL 27, 1995,
As Amended
FOR
STANDARD & POOR’S
MIDCAP 400 DEPOSITARY RECEIPTS (“MIDCAP SPDR”) TRUST
SERIES 1
AND
ANY SUBSEQUENT AND SIMILAR
SERIES OF THE
MIDCAP SPDR TRUST
BETWEEN
PDR SERVICES LLC,
AS SPONSOR
AND
THE BANK OF NEW YORK MELLON
(formerly , the Bank of New York)
AS TRUSTEE
DATED AS OF JANUARY 1, 2010
AND
TO BE EFFECTIVE SIMULTANEOUSLY WITH THE FILING OF
POST-EFFECTIVE AMENDMENT No. 17 TO THE TRUST’S REGISTRATION
STATEMENT ON FORM S-6 ANTICIPATED TO BE MADE
ON OR ABOUT JANUARY 27, 2010

This Amendment No. 6 (“Amendment Agreement”) dated as of January 1, 2010 and to be effective simultaneously with the filing of Post-Effective Amendment No. 17 to the Trust’s Registration Statement on Form S-6 anticipated to be made on or about January 27, 2010, between PDR Services LLC, as Sponsor (“Sponsor”), and The Bank of New York Mellon (formerly, the Bank of New York), as Trustee (“Trustee”), amends the document entitled “STANDARD TERMS AND CONDITIONS OF TRUST DATED AS OF APRIL 1, 1995 AND EFFECTIVE APRIL 27, 1995 FOR STANDARD & POOR’S MIDCAP 400 DEPOSITARY RECEIPTS (“MIDCAP SPDR”) TRUST SERIES 1 AND SUBSEQUENT AND SIMILAR SERIES OF THE MIDCAP SPDR TRUST BETWEEN PDR SERVICES LLC, AS SPONSOR AND THE BANK OF NEW YORK AS TRUSTEE”, as amended (hereinafter referred to as “Standard Terms”).
WITNESSETH THAT:
     WHEREAS, the parties hereto have entered into the Standard Terms to facilitate the creation of the MidCap SPDR Trust, Series 1 (“Trust”); and
     WHEREAS, the Trust is named Standard & Poor’s MidCap 400 Depositary Receipts MidCap SPDR Trust Series 1, and;
     WHEREAS, upon the advice of State Street Global Markets, LLC as the Marketing Agent for the Trust, the Sponsor and the Trustee have determined to change the name of the Trust from “Standard & Poor’s MidCap 400 Depositary Receipts MidCap SPDR Trust Series 1” to “SPDR® S&P MidCap 400 ETF Trust” to aid in the marketing and distribution of the Trust’s units and to make all changes and amendments to the Standard Terms to accomplish such purpose as more fully set forth below;
     NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows:
     1. The name of the Trust shall be changed in the Standard Terms from “Standard & Poor’s MidCap 400 Depositary Receipts MidCap SPDR Trust Series 1” to “SPDR® S&P MidCap 400 ETF Trust” in each instance that it appears.
     2. The short form name of the Trust’s units shall be changed in the Standard Terms from “MidCap SPDR” or “MidCap SPDRs” to “Trust Unit” or “Unit”, or “Trust Units” or “Units”, as applicable, in each instance that it appears.
     3. In Article I of the Standard Terms “MidCap SPDRs” shall be replaced with “‘Trust Unit’ or ‘Unit’”, in alphabetical order.
     4. The short form name of the Trust shall be changed in the Standard Terms from “MidCap SPDR Trust” to “SPDR MidCap 400 Trust” in each instance that it appears.

     5. All references in the Standard Terms to “MidCap SPDR Trust Series 1” shall be replaced with “SPDR MidCap 400 Trust”.
     6. All references in the Standard Terms to “MidCap SPDR Clearing Process” shall be replaced with “Clearing Process”.
     7. All references in the Standard Terms to “MidCap SPDR Prospectus” shall be replaced with “SPDR MidCap 400 Prospectus”.
     8. Section 10.06 of the Standard Terms shall be amended to replace “MidCap SPDRs” with “Units”.
     9. The first reference in Section 3 of Exhibit A of the Standard Terms to “MidCap SPDR telephone representative” shall be replaced with “SPDR MidCap 400 Trust telephone representative”, and thereafter it shall be replaced with “telephone representative”.
     10. Except as amended hereby, the Standard Terms and any and all amendments thereto, including the document entitled “Standard Terms And Conditions Of Trust Dated As Of April 1, 1995 And Effective April 27, 1995, As Amended” between the Sponsor and the Trustee, the document entitled “Amendment Dated December 29, 1995 To Standard Terms And Conditions Of Trust, As Amended"; the document entitled “Amendment Dated September 1, 1997 To Standard Terms And Conditions Of Trust, As Amended"; the document entitled “Amendment Dated January 25, 1999 To Standard Terms And Conditions Of Trust, As Amended"; the document entitled “Amendment Dated January 26, 2006 To Standard Terms And Conditions Of Trust, As Amended”; and, the document entitled “Amendment Dated February 1, 2009 To Standard Terms And Conditions Of Trust, As Amended” between the Sponsor and the Trustee, now in effect are in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Standard Terms.
     11. This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.
PDR SERVICES LLC, as Sponsor

By:	/s/ Lisa Dallmer
	Name:	Lisa Dallmer
	Title:	President
Witnessed:

/s/ Simon Gallagher
Name:	Simon Gallagher
Title:	Chief of Staff
Witnessed:

/s/ Alicia Suminski
Name:	Alicia Suminski
Title:	Head of Business Development

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.
THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Jarvis Joseph
	Name:	Jarvis Joseph
	Title:	Vice President

ATTEST:
TITLE:

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)
     On this 22nd day of January in the year 2010, before me personally appeared Jarvis Joseph to me known, who, being by me duly sworn, did depose and say that he is Vice President of The Bank of New York Mellon, the bank and trust company described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said bank and trust company.

Notary Public